UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 21, 2010
POSTROCK ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State orother jurisdiction of incorporation)	001-34635 (Commission file number)	27-0981065 (I.R.S. employer identification number)

210 Park Avenue, Suite 2750	73102
Oklahoma City, Oklahoma
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (405) 600-7704
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.
Item 3.03 Material Modification to Rights of Security Holders.
Item 5.01 Changes in Control of Registrant.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-4.1
EX-4.2
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-10.7
EX-10.8
EX-10.9
EX-10.10
EX-10.11
EX-10.12
EX-10.13
EX-10.14
EX-10.15
EX-10.16
EX-10.17
EX-10.18
EX-10.19
EX-10.20
EX-10.21
EX-99.1

Item 1.01	Entry into a Material Definitive Agreement.
Securities Purchase Agreement
     As described in our Current Report on Form 8-K filed on September 3, 2010, PostRock Energy Corporation (the “Corporation”) entered into a securities purchase agreement (the “Purchase Agreement”) with White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P. (collectively, the “Investor”). The transactions contemplated by the Purchase Agreement were consummated on September 21, 2010. At the closing, in exchange for a cash investment of $60 million, the Corporation issued to the Investor 6,000 shares of a new Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), 190,476.19 shares of a new Series B Voting Preferred Stock (the “Series B Preferred Stock”) and warrants to purchase 19,047,619 shares of the Corporation’s common stock at an exercise price of $3.15 per share (the “Investment”). The Series A Preferred Stock, the Series B Preferred Stock and the warrants are referred to herein as the “Securities.” The Investor has the right under the warrants to acquire approximately 70% of the Corporation’s common stock (including the common stock issuable upon exercise of the warrants).
     The material terms of the Investment are summarized below:
     (i) Series A Preferred Stock. The Series A Preferred Stock is entitled to a cumulative dividend of 12% per annum on its liquidation preference, compounded quarterly on each March 31, June 30, September 30 and December 31. The liquidation preference totaled $60 million on the closing date of the Investment and will increase by the amount of accrued and unpaid dividends. Prior to July 1, 2013, dividends are payable only when, as and if declared by the Board of Directors. Thereafter, the Board of Directors will declare dividends, payable on each quarterly dividend payment date, subject only to the legal availability of funds for declaration and payment thereof. The Corporation is required to redeem the Series A Preferred Stock on March 21, 2018 at 100% of the liquidation preference. From and after one year from the issuance date until such mandatory redemption date, the Corporation will have the option to redeem all or a specified minimum portion of the Series A Preferred Stock at 110% of the liquidation preference. The holders of the Series A Preferred Stock have the right to require the Corporation to purchase their shares on the occurrence of specified change in control events at 110% of the liquidation preference. In the case of specified defaults by the Corporation, including the failure to pay dividends for any quarterly period after July 1, 2013, and until the defaults are cured, the holders of the Series A Preferred Stock have the right to appoint two additional directors to the Board of Directors, and the dividend rate will increase by 2%. The Series A Preferred Stock do not vote generally with the common stock, but have specified approval rights with respect to, among other things, changes to the Corporation’s certificate of incorporation that affect the Series A Preferred Stock, cash dividends on the common stock or other junior stock, redemptions or repurchases of common stock or other capital stock, increases in the size of the Board of Directors, changes to specified debt agreements and changes to the Corporation’s business.
     (ii) Warrants. The warrants issued at the closing of the Investment are exercisable for a total of 19,047,619 shares of common stock at an exercise price of $3.15 per share. Additional warrants will be issued on each quarterly dividend payment date of the Series A Preferred Stock prior to July 1, 2013 on which dividends are not paid in cash but instead accrue. The additional warrants issued with respect to any such dividend payment date will be exercisable for a number of shares of common stock equal to the amount of dividends that are not paid on that dividend payment date divided by the closing price of the common stock on the trading date immediately preceding the dividend payment date, and the exercise price of the warrants will be such closing price. The warrants, including any additional warrants, are exercisable for 90 months following the applicable issuance date, but not before the earlier of January 19, 2011 or a change in control of the Corporation. Each warrant is coupled, and may only be transferred as a unit, with a number of one one-hundredths of a share, or a “fractional share,” of Series B Preferred Stock equal to the number of shares of common stock purchasable upon exercise of the warrant. The warrants and the Series B Preferred Stock may not be transferred separately. If and when the warrant is exercised, the holder of the warrant will be required to deliver to the Corporation, as part of the payment of the exercise price, a number of fractional shares of Series B Preferred Stock equal to the number of shares of common stock purchased upon such exercise. The holders of the warrants have the right to pay the exercise price in cash, by electing a cashless exercise (whereby the holder will receive the excess of the market price of the common stock over the exercise price in shares of common stock valued at the market price) or by tendering shares of Series A Preferred Stock with a liquidation preference equal to the exercise price. If the market price of the common stock exceeds 300% of the exercise price for a specified period of time and other conditions are satisfied, the Corporation may require the holders of the warrants to exercise warrants to purchase up to 50% of shares covered thereby, but in the aggregate not less than 750,000 shares or more than 50% of the trading volume of the common stock over the preceding 20 trading days.
     (iii) Series B Preferred Stock. The holders of Series B Preferred Stock are entitled to vote in the election of directors and on all other matters submitted to a vote of the holders of common stock of the Corporation, with the holders of Series B Preferred Stock and the holders of common stock voting together as a single class. Each fractional share of Series B Preferred Stock has one vote. The voting rights of each share of Series B Preferred Stock may not be exercised by any person other than the holder of the warrant that is part of the unit with such share or fractional share and will expire on the expiration date of such warrant. The Series B Preferred Stock has no dividend rights and a nominal liquidation preference. Until December 31, 2011, the holders of the Series B Preferred Stock and their affiliates are limited to 45% of the votes applicable to all outstanding voting stock, which limit includes any common stock held by them. After December 31, 2011, the limit only restricts the voting of the Series B Preferred Stock, and the holders and their affiliates may vote any shares of common stock held by them without regard to that limit.
     (iv) Board Designees and Director Indemnification Agreements. The Investor has the right to designate three of twelve members of the Corporation’s Board of Directors. The Purchase Agreement includes provisions for a step-down of this right to designate members of the Board if and as the Investor’s equity stake in the Corporation decreases. The initial directors that were designated by the Investor and elected to the Board of Directors as of the closing are Thomas J. Edelman, James D. Bennett and Nathan M. Avery. In connection with the election of such persons to the Board of Directors, the Corporation entered into an Indemnification Agreement with each of Messrs. Thomas J. Edelman, James D. Bennett and Nathan M. Avery in substantially the form attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this report by reference.

     (v) Registration Rights. The Investor was granted registration rights with respect to the Series A Preferred Stock and the shares of common stock underlying the warrants.
     (vi) Future Investments. The Investor has also committed, for a period of 18 months following closing of the Investment, to reserve $30 million of additional capital to be invested in equity of the Corporation as may reasonably be required for acquisitions, an accelerated development program or other corporate purposes on mutually acceptable terms.
     (vii) Other Provision. Following the closing until the Investor’s ownership falls below a specified level, without the Investor’s consent, the Corporation may not issue common stock, securities convertible into or exchangeable for common stock or options or rights to purchase common stock for other than cash or at a price per share less than $4.73. In addition, during such period, the Investor will have preemptive rights in any issuance by the Corporation of common stock, securities convertible into or exchangeable for common stock or options or rights to purchase common stock. Each of these provisions is subject to certain exceptions. The Corporation has agreed to indemnify the Investor for breaches of the transaction documents and to reimburse the Investor for up to $1 million of expenses in connection with the Investment. The Corporation also has agreed to reimburse the Investor for its reasonable out-of-pocket costs and expenses incurred or made in connection with ongoing oversight of the Corporation for one year after closing.
* * * * *
     This description of the Purchase Agreement, the Securities and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such documents. Copies of the Purchase Agreement and the Form of Warrant were previously filed as Exhibits 10.1 and 4.3 to the Current Report on Form 8-K filed on September 3, 2010. Copies of the Certificate of Designations for the Series A Cumulative Redeemable Preferred Stock, the Certificate of Designations for the Series B Voting Preferred Stock and the Registration Rights Agreement are filed as Exhibits 4.1, 4.2 and 10.1 to this Current Report on Form 8-K and are incorporated in this report by reference.
The Debt Restructure
     As described in our Current Report on Form 8-K filed on September 3, 2010, at a closing held on September 21, 2010, the Corporation’s existing credit agreements were restructured, rearranged and amended and completely superseded by new facilities, which have the terms set forth below (the “Debt Restructure”). The new facilities provide for debt covenant, borrowing base redetermination and interest rate relief and permit the Corporation to further simplify its organizational structure, among other things. After giving effect to the Investment, the use of a portion of the proceeds to reduce outstanding indebtedness and the closing of the New Credit Agreements (as defined below), the Corporation’s long term debt as of June 30, 2010 would have been reduced by approximately $65 million.

     Simplified Debt Structure.
     The new simplified debt structure consists of the following:
     (i) The Second Amended and Restated Credit Agreement by and among PostRock Energy Services Corporation and PostRock MidContinent Production, LLC, as borrowers, Royal Bank of Canada (“RBC”), as administrative and collateral agent, and the lenders party thereto relating to a secured borrowing base facility with $225 million available at closing (with approximately $200 million drawn on the closing date and $25 million of availability) (the “Revolver”);
     (ii) The Second Amended and Restated Credit Agreement by and among PostRock KPC Pipeline, LLC (f/k/a Quest Pipelines KPC) (“KPC”) and PostRock Energy Services Corporation, as borrowers, RBC, as administrative and collateral agent, and the lenders party thereto relating to a $15 million secured term loan (the “KPC Loan”); and
     (iii) The Third Amended and Restated Credit Agreement by and between Quest Eastern Resource LLC (“QER”), as borrower, and RBC, as administrative and collateral agent and lender, relating to an approximately $43.8 million secured Renewal Term Loan (the “QER Term Loan”).
     The Revolver, the KPC Loan and the QER Term Loan are referred to herein as the “New Credit Agreements.”
     Former Credit Agreements
     Prior to the closing, the Corporation had four credit agreements summarized as follows:
     (i) A term loan with an outstanding principal balance of approximately $125 million and no available capacity, secured by the Corporation’s assets owned by Quest Cherokee, LLC (the “MidContinent Loan”);
     (ii) A second lien senior term loan with an outstanding principal balance of approximately $30.2 million, secured by a second lien on the Corporation’s assets owned by Quest Cherokee, LLC (the “Second Lien Loan”);
     (iii) A credit agreement with an outstanding principal balance of approximately $118.7 million secured by the Corporation’s assets owned by PostRock Midstream LLC (f/k/a Quest Midstream Partners, LP) and Bluestem Pipeline, LLC, which included the Bluestem gas gathering system and the KPC Pipeline (the “Midstream Loan”); and
     (iv) A credit agreement with an outstanding principal balance of approximately $43.8 million, secured by the Corporation’s Appalachian assets owned indirectly by PostRock Energy Services Corporation (f/k/a Quest Resource Corporation), the borrower (the “PESC Loan”).
     The descriptions of the former credit agreements set forth in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 are incorporated herein by reference.

     New Credit Agreements
     (i) Borrowing Base Revolving Credit Facility. Under the terms of the new Revolver, PostRock MidContinent Production, LLC (formerly known as Bluestem Pipeline, LLC and the successor by merger to Quest Cherokee, LLC) (“MidContinent”) and PostRock Energy Services Corporation (“PESC”) prepaid the outstanding indebtedness under the MidContinent Loan in an amount equal to approximately $19.2 million from the proceeds of the Investment. In consideration therefor, the lenders completely replaced and superseded the MidContinent Loan and the Second Lien Loan with the Revolver, which is secured by the same assets that secured the MidContinent Loan and the Second Lien Loan (including the assets of MidContinent, which include all of the oil and gas exploration assets located in the Cherokee Basin and all of the oil and gas exploration assets located in the Appalachian basin that are not owned by QER) in addition to the Bluestem gas gathering system (which partially secured the Midstream Loan). The Corporation has guaranteed the obligations under the Revolver. The Revolver also requires commodity hedging on substantially similar terms as contained in the MidContinent Loan.
     In order to structure the Revolver as just described, the former lenders under the Midstream Loan assigned all of the outstanding debt thereunder to the lenders under the Revolver, except for a $15 million portion of the debt under the Midstream Loan supported by the value of the KPC Pipeline, the other assets of KPC, and the liens thereon. In addition, the former lenders under the Midstream Loan agreed to allow the lenders under the Revolver to have a second lien on the KPC Pipeline and the other assets of KPC.
     Prior to the closing of the Investment and the New Credit Agreements, the Corporation completed an internal restructuring whereby, through a series of mergers and name changes, some of the Corporation’s existing subsidiaries were combined, resulting in certain assets being owned by subsidiaries different than those that owned them prior to completing the internal restructure, including, specifically, all of the oil and gas exploration assets located in the Cherokee Basin and all of the oil and gas exploration assets located in the Appalachian basin that are not owned by QER, which are now owned by MidContinent. Other material terms of the Revolver are as follows:
•	Interest Rate: LIBOR plus 3.50% to 4.00% or Base Rate plus 2.50% to 3.00%, in each case depending on utilization.
•	Maturity Date: June 30, 2013.
•	First Borrowing Base Redetermination: July 31, 2011.
•	Payments: Mandatory prepayment of principal upon (a) a material disposition of assets; (b) a sale of the Appalachian assets owned by MidContinent; (c) a change of control, excluding any change of control as a result of the Investment, and (d) the existence of a borrowing base deficiency; otherwise principal is repaid at maturity. Interest payments are due (i) at the end of each LIBOR interest period but in no event less frequently than quarterly, in the case of LIBOR loans, or (ii) quarterly, in the case of Base Rate loans.

•	Security Interest: Secured by (i) a first lien on all of the Corporation’s assets other than the Appalachian properties owned by QER, the equity of QER, three lateral gas pipelines owned by Quest Transmission Company, LLC, the KPC Pipeline and the other assets of KPC and (ii) a second lien on the KPC Pipeline and the other assets of KPC.
     (ii) KPC Loan. Under the terms of the KPC Loan in the amount of $15,000,000, PESC and KPC prepaid approximately $14,700,000 of the outstanding indebtedness under the Midstream Loan from the proceeds of the Investment. In exchange, the lenders under the Midstream Loan assigned approximately $89,000,000 of the indebtedness owing under the Midstream Loan to the lenders under the Revolver and retained only $15,000,000 of such indebtedness. KPC is a borrower under the KPC Loan which is secured by a first lien on the KPC Pipeline and the other assets of KPC, and by a second lien on the assets in which the lenders under the Revolver have a first lien. Other material terms of the KPC Loan are as follows:
•	Interest Rate: LIBOR plus 3.75% or Base Rate plus 2.75%.
•	Maturity Date: February 28, 2012.
•	Payments: Monthly principal payments in the amount of $500,000 for the first six months after closing and $1,000,000 thereafter and monthly interest payments. Mandatory prepayment of (a) net available cash from the sale of the KPC Pipeline or the equity of KPC and (b) total outstanding amounts upon a change of control, excluding any change of control as a result of the Investment.
•	Security Interest: Secured by a first lien on the KPC Pipeline and the other assets of KPC only and by a second lien on the assets in which the lenders under the Revolver have a first lien.
     (iii) Quest Eastern Resource LLC Term Loan. Under the terms of the QER Term Loan in the amount of approximately $43.8 million, (a) QER assumed, as borrower, the indebtedness currently owed under the PESC Loan and in connection therewith, the lender under the PESC Loan released (x) PESC from any liability or obligation to repay amounts owing under the PESC Loan and (y) all of the guarantors thereunder from their respective guarantees of the indebtedness owing under the PESC Loan and (except for QER) from their respective mortgages and security agreements; (b) the lender under the PESC Loan released the liens on all the collateral owned by PESC, other than the Appalachian assets and the equity of QER; and (c) RBC reconveyed the overriding royalty interests to their respective grantors (or their designees) when and if the Appalachian assets or equity of QER are sold. Accordingly, the QER Term Loan is recourse only to QER and its assets. Other material terms of the QER Term Loan are as follows:
•	Interest Rate: LIBOR plus 4.00% or Base Rate plus 3.00%.
•	Maturity Date: June 30, 2013.

•	Payments: No interim payments. Mandatory prepayment of the net cash proceeds upon a disposition of the Appalachia assets owned by QER. Principal plus accrued interest is due at maturity.
•	Security Interest: Secured by the assets of QER and a pledge of its equity.
     In connection with the QER Term Loan, the Corporation entered into an agreement with RBC that allows the Corporation to sell QER or substantially all of its assets and, in the event the proceeds are not adequate to repay the QER Term Loan in full, the Corporation has agreed to pay a portion of such shortfall in cash, stock or a combination thereof.
     No new amendment fees were paid with respect to the New Credit Agreements; however, previously incurred amendment fees in the amount of approximately $1.6 million were paid on the closing date.
* * * * *
     The foregoing summaries are qualified in their entirety by reference to the New Credit Agreements and related documents, which are attached as Exhibits 10.3 to 10.21 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the New Credit Agreements is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
     The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Purchase Agreement and the Securities is incorporated herein by reference. The Securities issued to the Investor were issued in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving any public offering. The offering was not a public offering for purposes of Section 4(2) because of the small number of offerees, their status as accredited investors and the manner of the offering, including that the Corporation has not engaged in general solicitation or advertising with regard to the issuance and sale of the Securities and has not offered the Securities to the public in connection with the issuance and sale.

Item 3.03	Material Modification to Rights of Security Holders.
     The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Purchase Agreement, the Securities and the New Credit Agreements is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.
     The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Purchase Agreement and the Securities is incorporated herein by reference. The Investor made a capital call to its partners in order to obtain funds for the Investment.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective immediately prior to closing the Investment, the Corporation increased the size of the board of directors to consist of twelve directors and designated Thomas J. Edelman, James D. Bennett and Nathan M. Avery to fill the three vacancies created by increasing the number of directors.
     In connection with the election of such persons to the Board, the Corporation entered into an Indemnification Agreement with each of Messrs. Edelman, Bennett and Avery in substantially the form attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this report by reference.
     The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Investment is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
     On September 21, 2010, the Corporation issued a press release announcing the closing of the Investment and the Debt Restructure. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed by the Corporation under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

4.1	Certificate of Designations for the Series A Cumulative Redeemable Preferred Stock
4.2	Certificate of Designations for the Series B Voting Preferred Stock
10.1	Registration Rights Agreement dated September 21, 2010, among PostRock Energy Corporation and White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P.
10.2	Form of Indemnification Agreement for Officers and Directors

10.3
Second Amended and Restated Credit Agreement, dated September 21, 2010, among PostRock Energy Services Corporation and PostRock MidContinent Production, LLC, as Borrowers, Royal Bank of Canada, as Administrative Agent and Collateral Agent and the lenders party thereto

10.4
Amended and Restated Intercreditor and Collateral Agency Agreement, dated September 21, 2010, among Royal Bank of Canada, BP Corporation North America Inc., and PostRock Energy Services Corporation and PostRock MidContinent Production, LLC, as Borrowers

10.5
Amended and Restated Pledge and Security Agreement among PostRock Energy Services Corporation, PostRock MidContinent Production, LLC, STP Newco, Inc. and Quest Transmission Company, LLC and the Collateral Agent dated September 21, 2010

10.6	Amended and Restated Guaranty, dated September 21, 2010, executed by PostRock Energy Corporation in favor of Royal Bank of Canada, as Administrative Agent
10.7	Guaranty (Subsidiary) executed by STP Newco, Inc. and Quest Transmission Company, LLC, dated September 21, 2010
10.8
Second Amended and Restated Credit Agreement, dated September 21, 2010, among PostRock Energy Services Corporation and PostRock KPC Pipeline, LLC, as Borrowers, the Royal Bank of Canada, as Administrative Agent and Collateral Agent and the lenders party thereto

10.9
Loan Transfer Agreement among PostRock Energy Services Corporation, PostRock MidContinent Production, LLC, PostRock KPC Pipeline, LLC and Royal Bank of Canada, as Administrative Agent and Collateral Agent, dated September 21, 2010

10.10	Loan Transfer Agreement among PostRock Energy Services Corporation, PostRock MidContinent Production, LLC and Royal Bank of Canada, as Administrative Agent, dated as of September 21, 2010
10.11	Intercreditor and Collateral Agency Agreement between Royal Bank of Canada and PostRock KPC Pipeline, LLC, as obligor, dated September 21, 2010
10.12	Amended and Restated Pledge and Security Agreement, dated as of September 21, 2010, by and between PostRock KPC Pipeline, LLC and the Collateral Agent
10.13	Pledge and Security Agreement, dated as of September 21, 2010, by and between PostRock Energy Services Corporation and the Collateral Agent

10.14	Amended and Restated Guaranty, dated as of September 21, 2010, executed by PostRock Energy Corporation in favor of Royal Bank of Canada, as Administrative Agent
10.15	Assumption Agreement, dated as of September 21, 2010, by and between PostRock Energy Services Corporation and Quest Eastern Resource LLC
10.16
Release and Termination of Guaranties, Pledge and Security Agreements and Account Control Agreements by Royal Bank of Canada, as Administrative Agent and Collateral Agent, effective as of September 21, 2010, in favor of each of Quest Eastern Resource LLC, PostRock Energy Services Corporation and PostRock MidContinent Production, LLC

10.17
Release and Termination of Guaranties by Royal Bank of Canada, as Administrative Agent and Collateral Agent, effective as of September 21, 2010, in favor of each of PostRock Energy Services Corporation, STP Newco, Inc. and PostRock MidContinent Production, LLC

10.18
Release and Termination of Guaranties by Royal Bank of Canada, as Administrative Agent and Collateral Agent, effective as of September 21, 2010, in favor of each of PostRock Energy Services Corporation, Quest Transmission Company, LLC and PostRock KPC Pipeline, LLC

10.19
Third Amended and Restated Credit Agreement dated September 21, 2010, among Quest Eastern Resource LLC, as the Borrower, the lender party thereto and Royal Bank of Canada, as Administrative Agent and Collateral Agent

10.20	Pledge and Security Agreement executed by Quest Eastern Resource LLC, dated September 21, 2010
10.21	Pledge and Security Agreement executed by PostRock Energy Services Corporation, dated September 21, 2010
99.1	Press release issued September 21, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION
By:	/s/ David J. Klvac
David J. Klvac
Chief Accounting Officer

Date: September 23, 2010

EXHIBIT INDEX

No.	Description
4.1	Certificate of Designations for the Series A Cumulative Redeemable Preferred Stock
4.2	Certificate of Designations for the Series B Voting Preferred Stock
10.1	Registration Rights Agreement dated September 21, 2010, among PostRock Energy Corporation and White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P.
10.2	Form of Indemnification Agreement for Officers and Directors
10.3
Second Amended and Restated Credit Agreement, dated September 21, 2010, among PostRock Energy Services Corporation and PostRock MidContinent Production, LLC, as Borrowers, Royal Bank of Canada, as Administrative Agent and Collateral Agent and the lenders party thereto

10.4
Amended and Restated Intercreditor and Collateral Agency Agreement, dated September 21, 2010, among Royal Bank of Canada, BP Corporation North America Inc., and PostRock Energy Services Corporation and PostRock MidContinent Production, LLC, as Borrowers

10.5
Amended and Restated Pledge and Security Agreement among PostRock Energy Services Corporation, PostRock MidContinent Production, LLC, STP Newco, Inc. and Quest Transmission Company, LLC and the Collateral Agent dated September 21, 2010

10.6	Amended and Restated Guaranty, dated September 21, 2010, executed by PostRock Energy Corporation in favor of Royal Bank of Canada, as Administrative Agent
10.7	Guaranty (Subsidiary) executed by STP Newco, Inc. and Quest Transmission Company, LLC, dated September 21, 2010
10.8
Second Amended and Restated Credit Agreement, dated September 21, 2010, among PostRock Energy Services Corporation and PostRock KPC Pipeline, LLC, as Borrowers, the Royal Bank of Canada, as Administrative Agent and Collateral Agent and the lenders party thereto

10.9
Loan Transfer Agreement among PostRock Energy Services Corporation, PostRock MidContinent Production, LLC, PostRock KPC Pipeline, LLC and Royal Bank of Canada, as Administrative Agent and Collateral Agent, dated September 21, 2010

10.10	Loan Transfer Agreement among PostRock Energy Services Corporation, PostRock MidContinent Production, LLC and Royal Bank of Canada, as Administrative Agent, dated as of September 21, 2010

10.11	Intercreditor and Collateral Agency Agreement between Royal Bank of Canada and PostRock KPC Pipeline, LLC, as obligor, dated September 21, 2010
10.12	Amended and Restated Pledge and Security Agreement, dated as of September 21, 2010, by and between PostRock KPC Pipeline, LLC and the Collateral Agent
10.13	Pledge and Security Agreement, dated as of September 21, 2010, by and between PostRock Energy Services Corporation and the Collateral Agent
10.14	Amended and Restated Guaranty, dated as of September 21, 2010, executed by PostRock Energy Corporation in favor of Royal Bank of Canada, as Administrative Agent
10.15	Assumption Agreement, dated as of September 21, 2010, by and between PostRock Energy Services Corporation and Quest Eastern Resource LLC
10.16
Release and Termination of Guaranties, Pledge and Security Agreements and Account Control Agreements by Royal Bank of Canada, as Administrative Agent and Collateral Agent, effective as of September 21, 2010, in favor of each of Quest Eastern Resource LLC, PostRock Energy Services Corporation and PostRock MidContinent Production, LLC

10.17
Release and Termination of Guaranties by Royal Bank of Canada, as Administrative Agent and Collateral Agent, effective as of September 21, 2010, in favor of each of PostRock Energy Services Corporation, STP Newco, Inc. and PostRock MidContinent Production, LLC

10.18
Release and Termination of Guaranties by Royal Bank of Canada, as Administrative Agent and Collateral Agent, effective as of September 21, 2010, in favor of each of PostRock Energy Services Corporation, Quest Transmission Company, LLC and PostRock KPC Pipeline, LLC

10.19
Third Amended and Restated Credit Agreement dated September 21, 2010, among Quest Eastern Resource LLC, as the Borrower, the lender party thereto and Royal Bank of Canada, as Administrative Agent and Collateral Agent

10.20	Pledge and Security Agreement executed by Quest Eastern Resource LLC, dated September 21, 2010
10.21	Pledge and Security Agreement executed by PostRock Energy Services Corporation, dated September 21, 2010
99.1	Press release issued September 21, 2010